Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Nevada Power Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	General and Refunding Mortgage Securities(2)	(1)	(1)	(1)	(1)	(1)	(1)	N/A	N/A	N/A	N/A
Fees to Be Paid	Debt	Unsecured Debt Securities(3)	(1)	(1)	(1)	(1)	(1)	(1)	N/A	N/A	N/A	N/A
Fees to Be Paid	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Rule 457(o)	(1)	(1)	$0(4)	0.00015310	$0(4)	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Debt	General and Refunding Mortgage Securities(2)	Rule 415(a)(6)	N/A		N/A	N/A	N/A	S-3	333-267865	11/2/2022	N/A
Carry Forward Securities	Debt	Unallocated (Universal Shelf)	Rule 415(a)(6)	N/A		$2,100,000,000(4)	0.0001102	$231,420(4)	S-3	333-267865	11/2/2022	$231,420

	Total Offering Amounts					$2,100,000,000		$0

	Total Fees Previously Paid							$0

	Total Fee Offsets							N/A

	Net Fee Due							$0

(1) Such indeterminate amount of General and Refunding Mortgage Securities and unsecured debt securities, which may include senior debt securities or subordinated debt securities, as may from time to time be issued by Nevada Power Company (the “Registrant”) at indeterminate prices, with an aggregate initial offering price not to exceed $2,100,000,000. The amount registered and the proposed maximum aggregate offering price will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the General and Refunding Mortgage Securities and unsecured debt securities, which may include senior debt securities or subordinated debt securities, registered hereunder and are not specified pursuant to Instruction 2.A(ii)(b) of Form S-3 under the Securities Act of 1933, as amended.

(2) Includes General and Refunding Mortgage Securities as may from time to time be issued by the Registrant.

(3) Includes unsecured debt securities, which may include senior debt securities or subordinated debt securities, as may from time to time be issued by the Registrant.

(4) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $2,100,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-267865), initially filed with the U.S. Securities and Exchange Commission on October 10, 2022 and declared effective on November 2, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $231,420 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities, if any, to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.